                                                                   EXHIBIT 10(c)

         VOID AFTER 5:00 P.M., NEW YORK TIME, ON OCTOBER 31, 2000 OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., NEW YORK TIME, ON THE NEXT FOLLOWING BUSINESS DAY, UNLESS EXTENDED BY SQUARE INDUSTRIES, INC., AS PROVIDED HEREIN.

         No.
            ------
                                                       WARRANT TO PURCHASE
                                                  75,000 SHARES OF COMMON STOCK

                     TRANSFER RESTRICTED -- SEE SECTION 6.01

                               WARRANT TO PURCHASE

                                 COMMON STOCK OF

                             SQUARE INDUSTRIES, INC.

                  This certifies that, for value received,            Harwood
(the "Warrant Holder") is entitled to purchase from Square Industries, Inc., a corporation incorporated under the laws of the State of New York (the "Company"), subject to the terms and conditions hereof, at any time on or after 9:00 A.M., New York time, on November 1, 1995, and before 5:00 P.M., New York time, on October 31, 2000 (or, if such day is not a Business Day, as defined herein, at or before 5:00 P.M., New York time, on the next following Business
Day) the number of fully paid and non-assessable shares of Common Stock (par value $.01) of the Company (the "Common Stock") stated above at the Exercise Price (as defined herein). The Exercise Price and the number of shares purchasable hereunder are subject to adjustment as provided below.

                                    ARTICLE 1

                                   Definitions

                  Section .. (1)The term "Warrant Holder" as used herein means the person or entity named above or any person or entity in whose name this Warrant shall be registered upon the books to be maintained by the Company for that purpose.

                  (2) The term "Business Day" as used herein shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

                  (3) The term "Exercise Price" as used herein means $6.40 as such price may be adjusted from time to time pursuant to Article III.

                  (4) The term "Expiration Date" as used herein means 5:00 P.M., New York time, on October 31, 2000.

                  (5) The term "Warrant Shares" as used herein means the shares of Common Stock, or other securities deliverable upon exercise of the Warrant.

                                   ARTICLE II

                        Duration and Exercise of Warrant

                  Section 2.01. Subject to provisions of Section 4.01 hereof, this Warrant may be exercised at any time after 9:00 A.M., New York time, on November 1, 1995, and before 5:00 P.M., New York time, on October 31, 2000 (or, if such day is not a Business Day, at or before 5:00 P.M., New York time, on the next following Business Day). If this Warrant is not exercised at or before 5:00 P.M., New York time, on the Expiration Date it shall become void, and all rights hereunder shall thereupon cease.

                  Section 2.02. (1) The Warrant Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the Subscription Form hereon duly executed, to the Company at its corporate office at 921 Bergen Avenue, Jersey City, New Jersey 07306, together with the full Warrant Price for each share of Common Stock to be purchased in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in United States Dollars to the order of the Company and upon compliance with and subject to the conditions set forth herein.

                  (2) Upon receipt of this Warrant with the Subscription Form duly executed and accompanied by payment of the aggregate Warrant Price for the shares of Common Stock for which this Warrant is then being exercised, the Company will cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised in such denominations as are required for delivery to the Warrant Holder, and the Company shall thereupon deliver such certificates to the Warrant Holder.

                  (3) In case the Warrant Holder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased under this Warrant, the Company will execute a new Warrant for the balance of the shares of Common Stock that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Warrant Holder. The Company shall not be required to issue any fraction of a share in connection with the exercise of this Warrant, and in any case where the Warrant Holder would, except for the provisions of this Section 4.04, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Warrant Price, issue the largest number of whole shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a share to which the Warrant Holder would otherwise be entitled. The Warrant Holder, by the acceptance of the Warrant, expressly waives his right to receive a certificate of any fraction of a share or a fractional Warrant upon exercise hereof.

                  (4) The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issue of this Warrant, or the issue of any Warrant Shares upon the exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in issuance or delivery of this Warrant or Warrant Shares in a name other than that of the Warrant Holder at the time of surrender, and until the payment of such tax, shall not be required to issue such Warrant Shares.

                                   ARTICLE III

                      Adjustment of Shares of Common Stock

                        Purchasable and of Exercise Price

                  Section 3.01. The Exercise Price at which Common Stock shall be purchasable shall be as set forth in Section (a) hereof, or, after adjustment as provided in this Section (f), shall be such price as so adjusted.

                  Section 3.02. The Exercise Price shall be subject to adjustments from time to time as follows:

                  (1) Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (including shares held in the Company's treasury) for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then, and thereafter successively upon each issuance or sale, the Exercise Price in effect immediately prior to each such issuance or sale shall forthwith be reduced to a price determined by dividing:

                  (a) an amount equal to (i) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Exercise Price in effect immediately prior to such issuance or sale, plus
(ii) the consideration, if any, received by the Company upon such issuance or sale, by

                  (b) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

For the purposes of any computation to be made in accordance with the provisions of this clause (1), the following provisions shall be applicable:

                  (i) In case of the issuance or sale of shares or Common Stock for a consideration part or all of which shall be cash, the amount of the cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if shares of Common Stock shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith.

                  (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company or as provided in
(iv) or on conversion or exchange of other securities of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration, as determined in good faith by the Board of Directors of the Company, at or about, but as of, the date of the adoption of the resolution authorizing such issuance, irrespective of accounting treatment. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such Common Stock.

                  (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and without consideration.

                  (iv) In the event of a merger, consolidation or acquisition of assets by the Company, the consideration received by the Company for the securities issued by the Company shall be deemed to equal the cash and "market value" of the securities issued by the Company. "Market value" of securities issued shall be the lesser of the market value of the securities on the date an agreement in principle with respect to such merger, consolidation or purchase is reached among the parties or on the date the agreement of consolidation, merger or purchase is executed.

                  (v) The number of shares of Common Stock at any time outstanding shall not include any shares then owned or held by or for the account of the Company, but shall include the aggregate number of shares deliverable in respect of the options, rights and convertible and exchangeable securities referred to in the next succeeding clause (2) at all times while such options, rights or securities remain outstanding and unexercised, unconverted or unexchanged, as the case may be, and therefore to the extent such options, rights or securities have been exercised, converted or exchanged.

                  (2) In case the Company shall at any time after the date hereof issue options or rights to subscribe for shares of Common Stock (including shares held in the Company's treasury), or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options or rights or securities shall be reduced to a price determined by making a computation in accordance with the provisions of clause
(1) of this Subsection, provided that:

                  (a) the aggregate maximum number of shares of Common Stock deliverable under such options or rights shall be considered to have been delivered at the time such options or rights were issued, and for a consideration equal to the minimum purchase price per share of Common Stock provided for in such options or rights, plus the cash consideration (determined in the same manner as consideration received on the issue or sale of Common Stock), if any, received by the Company for such options or rights;

                  (b) in no event shall any consideration be deemed to have been received by the Company in connection with any amounts deemed for financial statement purposes assignable to any option or rights to purchase shares of Common Stock of the Company as "original issue discount".

                  (c) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or exchange for any such securities shall be considered to have been delivered at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of Common Stock) received by the Company for such securities, plus the consideration, if any, to be received by the Company upon the exchange or conversion thereof; and

                  (d) on the expiration of such options or rights, or the termination of such right to convert or exchange, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustments made upon the issuance of such options, rights or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such options or rights or upon conversion or exchange of such securities.

                  (3) In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of sub-division or increased in the case of combination to the nearest one cent. Any such adjustment shall become effective at the close of business on the date that such subdivision or combination shall become effective.

                  (4) Within a reasonable time after the close of each quarterly fiscal period of the Company during which the Exercise Price has been adjusted as herein provided, the Company shall mail to each Holder a certificate signed by the Chairman of the Board of Directors, the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, showing in detail in the facts requiring all such adjustments occurring during such period and the Exercise Price after each such adjustment; provided, however, that if at any time the Exercise Price is adjusted as herein provided in an amount equal to or exceeding five cents ($.05), the Company shall forthwith cause such certificate to be mailed with respect to such adjustment, after which the Company's obligations to give notice of such adjustment shall cease.

                  Notwithstanding anything contained herein to the contrary, no adjustment of the Exercise Price other than pursuant to (3) above, shall be made:

                  (i) If the amount of such adjustment shall be less than five cents ($.05), but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to not less than five cents ($.05).

                  (ii) In connection with the issuance or sale of Common Stock upon the exercise of options or rights or upon the conversion or exchange of convertible or exchangeable securities in any case where the adjustment provided in this Subsection was made upon the issuance of such options, rights, or convertible or exchangeable securities by reason of the provisions of clause (2) of this Subsection.

                  (iii) By reason of the grant of any options and issuance of any shares under the Company's Stock Option Plan, as amended from time to time.

                  Section 3.03. In the event that the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a subdivision of the outstanding shares of Common Stock, which may include a stock split, then, from and after the time at which the adjusted Exercise Price becomes effective pursuant to Section 3.02 by reason of such dividend or subdivision, the number of shares issuable upon the exercise of each Warrant shall be increased in proportion to such increase in outstanding shares. In the event that the number of outstanding shares of Common Stock is decreased by a combination of the outstanding shares of Common Stock, then, from and after the time at which the adjusted Exercise Price becomes effective pursuant to Section 3.02 by reason of such combination, the number of shares issuable upon the exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

                  Section 3.04. In the event of an adjustment of the Exercise Price, the number of shares of Common Stock (or reclassified stock) issuable upon exercise of this Warrant after such adjustment shall be equal to the number determined by dividing:

                  (a) an amount equal to the product of (i) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the Exercise Price immediately prior to such adjustment; by

                  (b)  the Exercise Price immediately after such adjustment.

                  Section 3.05. In the case of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) or in the case of any consolidation of the Company with, or merger of the Company with another corporation after which no securities of the Company will be publicly held, or in the case of any sale, lease or conveyance of all, or substantially all, of the property, assets, business and goodwill of the Company as an entity, the holder of each Warrant then outstanding shall thereafter have the right, except as provided under Section 3.02, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of such Warrant would have had the right to purchase immediately prior to such reorganization, reclassification, consolidation, merger or sale, at a price equal to the aggregate Exercise Price then in effect pertaining to such Warrant (the kind, amount and price of such stock and other securities to be subject to adjustment as herein provided).

                  Section 3.06. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, theretofore or thereafter issued, this Warrant may continue to express the same price and number and kind of shares as are stated in the warrant initially issued.

                  Section 3.07. The Company may retain a firm of independent public accountants of recognized national standing (who may be any such firm regularly employed by the Company) to make any computation required under this
Article III, and a Certificate signed by such firm shall be conclusive evidence of the correctness of any computation made hereunder.

                  Section 3.08. Distribution of Assets: In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall at any time make any distribution of its assets to holders of its Common Stock as a liquidating or partial liquidating dividend, by way of return of capital, or otherwise (other than as either a cash dividend payable out of any surplus legally available of the payment of dividends under the laws of the State of New York or as a stock dividend as provided in this Article III, then the Holder, on the exercise of this Warrant after the date of record for the determination of holders of Common Stock entitled to such distribution of assets or dividend, shall be entitled to receive for the Exercise Price, in addition to Common Stock, the amount of such assets or dividend which such Holder would have received if he had been the holder of record of such shares of Common Stock on the record date for the determination of those entitled to such distribution.

                                   ARTICLE IV

                          Other Provisions Relating to

                            Rights of Warrant Holder

                  Section 4.01. The Warrant Holder, as such, shall not be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Warrant Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting shareholders (except for notices provided for in this Warrant), receive dividends or subscription rights, or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable as provided in Article II, at which time the person or persons in whose name or names the certificate or certificates for the Warrant Shares being purchased are to be issued shall be deemed the holder or holders of record of such shares for all purposes; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open and this Warrant shall not be deemed to have been exercised, in whole or in part as the case may be, until such next succeeding day on which such stock transfer books are open for the purpose of determining entitlement to dividends on such Common Stock, and such exercise shall be at the actual Warrant Price in effect as such date.

                  Section 4.02. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

                  Section 4.03. (1) The Company covenants and agrees that at all times it shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

                  (2) The Company covenants that all shares of Common Stock issued on exercise of this Warrant will be validly issued, fully paid, nonassessable and free of preemptive rights.

                  Section 4.04. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any shares of Common Stock upon exercise of this Warrant unless the shares have been registered under the Securities Act of 1933 or in the opinion of counsel to the Company such issuance is exempt from registration thereunder.

                  Section 4.05. Notices to the Warrant Holder provided for in this Warrant shall be deemed given or made by the Company if sent by mail, first-class or registered, postage prepaid, addressed to the Warrant Holder at his last known address as it shall appear on the books of the Company.

                                    ARTICLE V

                           Treatment of Warrant Holder

                  Section 5.01. Prior to due presentment for registration of transfer of this warrant, the Company may deem and treat the Warrant Holder as the absolute owner of this warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes and the Company shall not be affected by any notice to the contrary.

                                   ARTICLE VI

                      Restrictions on Transfer of Warrants

                  Section 6.01. Neither this Warrant nor any rights represented hereby shall be transferable or assignable by the Warrantholder, otherwise than by will or by the laws of descent and distribution or to a member of the immediate family of the Warrantholder who agrees to be bound by the provisions of this Article, and this Warrant shall be exercisable, only by the Warrantholder or his permitted assignee, and any attempt to transfer or assign this Warrant in violation of the foregoing shall be void and of no force or effect.

                  Section 6.02. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen or destroyed Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

                                   ARTICLE VII

                                  Other Matters

                  Section 7.01. The Company will from time to time promptly pay, subject to the provisions of paragraph (4) of Section 2.02, all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery of Warrant Shares upon the exercise of this Warrant.

                  Section 7.02. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

                  Section 7.03. Notice or demand pursuant to this Warrant to be given or made by the Warrant Holder to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed, until another address is designated in writing by the Company, as follows:

                                    Square Industries, Inc.
                                    921 Bergen Avenue
                                    Jersey City
                                    New Jersey 07306
                                    Attention:  President

                  Any notice or demand authorized by this Warrant to be given or made by the Company to or on the Warrant Holder shall be given in accordance with the provisions of Section 4.05.

                  Section 7.04. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of New York.

                  Section 7.05. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Warrant Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Warrant contained shall be for the sole and exclusive benefit of the Company and its successors and of the Warrant Holder.

                  Section 7.06. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

                  IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the 31st day of October, 1995.

                                          SQUARE INDUSTRIES, INC.

                                          By_______________________

                                                          President

Attest: ___________________
            Secretary

                  The undersigned as Warrant Holders agrees to the provisions of this Warrant.

                                           -------------------------

                                SUBSCRIPTION FORM

               To be Executed By The Warrant Holder If He Desires
                  To Exercise The Warrant In Whole Or In Part:

                  To:      Square Industries, Inc.
                           The undersigned (_________________________________)

                                            Please insert Social Security or
                                            other identifying number of
                                            Subscriber

                           hereby irrevocably elects to exercise the right of purchase represented by the within warrant for, and
                           to purchase thereunder,     shares of Common Stock
                           provided for therein and tenders payment herewith to the order of Square Industries, Inc. in the amount of
                           $      and, if said number of shares of Common Stock
                           shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

                           Address:  _________________________________________
                           Date:     _____________

                                         Signature
                                                  __________________________
                                                  Note: The Signature of this
                                                  Subscription must correspond
                                                  with the name as written upon
                                                  the face of this Warrant in
                                                  every particular, without
                                                  alteration or enlargement or
                                                  any change whatsoever.

                             SQUARE INDUSTRIES, INC.
                             FINANCIAL DATA SCHEDULE

THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE UNAUDITED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1995 AND THE UNAUDITED STATEMENT OF INCOME FOR THE NINE MONTHS THEN ENDED CONTAINED IN THE REPORT ON FORM 10-Q FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 OF SQUARE INDUSTRIES, INC. AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.

Item Number        Item Description
-----------        ----------------

5-02(1)            Cash and cash items                                    $1,793,000
5-02(2)            Marketable securities                                         -0-
5-02(3)(a)(1)      Notes and accounts receivable -- trade                    786,000
5-02(4)            Allowances for doubtful accounts                              -0-
5-02(6)            Inventory                                                     -0-
5-02(9)            Total current assets                                    5,002,000
5-02(13)           Property, plant and equipment                          31,687,000
5-02(14)           Accumulated depreciation                                6,921,000
5-02(18)           Total assets                                           34,473,000
5-02(21)           Total current liabilities                               7,797,000
5-02(22)           Bonds, mortgages and similar debt                             -0-
5-02(28)           Preferred stock -- mandatory redemption                       -0-
5-02(29)           Preferred stock -- no mandatory redemption                    -0-
5-02(30)           Common stock                                               12,000
5-02(31)           Other stockholders' equity                              4,650,000
5-02(32)           Total liabilities and stockholders' equity             34,473,000
5-02(b)1(a)        Net sales of tangible products                                -0-
5-03(b)1           Total revenues                                         48,399,000
5-03(b)2(a)        Cost of tangible goods sold                                   -0-
5-03(b)2           Total costs and expenses applicable to sales
                   and revenues                                           40,215,000

5-03(b)3           Other costs and expenses                                5,816,000
5-03(b)5           Provision for doubtful accounts and notes                     -0-
5-03(b)(8)         Interest and amortization of debt discount              1,518,000
5-03(b)(10)        Income before taxes and other items                       850,000
5-03(b)(11)        Income tax expense                                        554,000
5-03(b)(14)        Income/loss continuing operations                         296,000
5-03(b)(15)        Discontinued operations                                       -0-
5-03(b)(17)        Extraordinary items                                           -0-
5-03(b)(18)        Cumulative effect -- changes in accounting principles         -0-
5-03(b)(19)        Net income or loss                                        296,000
5-03(b)(20)        Earnings per share -- primary                                0.23
5-03(b)(20)        Earnings per share -- fully diluted                          0.23